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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2000, with respect to the consolidated financial statements of Pathology Consultants of America, Inc. and subsidiaries (d/b/a Inform DX) as of December 31, 1999 and for the two year period then ended included in the Registration Statement (Form S-3 Amended) and related Prospectus of Ameripath, Inc.


                                                           /s/ Ernst & Young LLP



Nashville, Tennessee
October 4, 2001